Exhibit 99.1

News from Xerox FOR IMMEDIATE RELEASE

Public Relations Office:

800 Long Ridge Road

Stamford, CT 06904

203-968-4644

XEROX LEADERSHIP IN COLOR, SERVICES DRIVES GROWTH;

STRONG BUSINESS MODEL BUILDS SHAREHOLDER VALUE

“We’re proud of our accomplishments, confident about

our strategy and bullish about our future.”

NEW YORK, Nov. 21, 2005 – Xerox Corporation (NYSE: XRX), the global leader in document management, technology and services, is delivering shareholder value through a consistent strategy to capture growth opportunities, competitive advantages that win customers, and a strong business model that expands earnings and generates significant cash flow.

That’s the message Xerox Chairman and Chief Executive Officer Anne M. Mulcahy is delivering here today at the company’s annual investor conference. Mulcahy will join other Xerox executives in reviewing the company’s progress, growth opportunities and objectives for 2006.

“We’re proud of our accomplishments, confident about our strategy and bullish about our future,” said Mulcahy. “We’ve created a growing, annuity-based business that reflects the power of our innovation and insights into the document management market. Our effective execution is delivering profitable growth and strong financial performance that will continue to build shareholder value.”

Mulcahy noted that Xerox’s revenue growth strategy is aligned around expanding its share of the $112 billion document market through three major planks:

•	Driving the rapid adoption of COLOR printing in businesses small to large.

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•	Creating the “NEW BUSINESS OF PRINTING” by leveraging Xerox’s leadership in digital high-volume printing to complement traditional offset printing. The company’s digital technology offers the advantages of creating personalized communications and on-demand printing.

•	Leading the SERVICES market through Xerox’s renowned expertise in document management.

For the full-year 2006, Mulcahy said she expects total revenue to grow 3 percent and earnings per share to grow between 10 percent and 15 percent to a range of $1.00-$1.07 per share.

During the conference today, Mulcahy will outline several of Xerox’s competitive advantages, including:

Technology and Innovation – Xerox has the industry’s broadest portfolio of digital document systems for production and office environments of any size. The company’s investment in innovation generates a steady stream of advanced technology, including 49 new products to date this year that have won more than 260 awards. Two-thirds of Xerox’s equipment sale revenue is from products introduced in the past two years. The company holds more than 8,000 active patents and invests about 6 percent of its revenue in research, development and engineering activities.

Color Everywhere – “Just as Xerox created the market for digital black-and-white printing, we’re leading the transition to color, making quality color printing more affordable and easier to use for businesses of any size,” said Mulcahy, noting that the market opportunity for digital color is expected to double by 2009.

She added that color not only is a strategic imperative for Xerox but also is becoming a business-critical application for its customers. More and more businesses are shifting to digital color systems to produce personalized, colorful materials like

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marketing collaterals, financial statements, catalogs, and user guides on Xerox digital devices including the Xerox iGen3® Digital Production Press, DocuColor® production printers, WorkCentre® color multifunction devices and Phaser® solid ink desktop printers.

Through the third quarter of this year, Xerox’s color revenue has grown 18 percent, and color now represents 29 percent of the company’s total revenue.

The number of pages printed on Xerox color devices is nearly double from two years ago. In fact, more than 10 billion production color pages will be printed on Xerox systems this year.

“Revenue and gross profit from color pages are five times greater than black-and-white pages,” added Mulcahy. “With less than 7 percent of Xerox pages printed on color devices, the growth opportunity is huge. It’s a great business model, an attractive market, a competitive advantage – and it’s delivering solid returns.”

Document Knowledge and Expertise – “With more than 50 years of experience creating and leading our market, Xerox has developed unparalleled expertise in document management,” said Mulcahy. “Through Xerox Global Services, customers benefit from our ability to simplify their document-intensive work processes; manage their document-related assets; develop systems to easily search, retrieve and store digital files; and provide other services that add value and integrate with our technology.”

These services represent a $20 billion market opportunity for Xerox. Mulcahy added that the strength of Xerox’s relationships in large enterprises leads to services-driven technology wins.

Distribution Channels – With a direct sales force of 8,000 professionals, Xerox also sells through 7,000 agents and concessionaires, 10,000 resellers, teleWeb, IT and consulting partners, and original equipment manufacturer (OEM) relationships.

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Mulcahy added, “We’re reaching more customers in more places around the globe through more diverse channels of distribution.”

She also reiterated previously stated guidance for the fourth quarter of 2005, expecting earnings in the range of 25-29 cents per share.

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Media Contacts:

Christa Carone, Xerox Corporation, 203-968-4644, christa.carone@xerox.com, by cell phone at 585-737-7653.

Michael Goodwin, Xerox Corporation, 203-968-4663, michael.goodwin@xerox.com

NOTE TO EDITORS: To access the 2005 Investor Conference webcast and executive presentations, visit www.xerox.com/investor. XEROX®, iGen3®, WorkCentre® and Phaser® are trademarks of XEROX CORPORATION. DocuColor® is used under license.

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act. These statements reflect management’s current beliefs and expectations, and are subject to risks, uncertainties and assumptions. Should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those described in such statements. Information concerning certain factors that could cause actual results to differ materially is included in the company’s third-quarter 2005 Form 10-Q filed with the SEC. The company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.